Exhibit 10.3

You must notify the company no later than three months after the Grant Date if you wish to reject this Award.

Otherwise, you will be deemed to accept this award on the terms and conditions on which it is offered

ALPHATEC HOLDINGS, INC.
2026 equity INCENTIVE PLAN

RESTRICTED STOCK Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2026 Equity Incentive Plan (as amended from time to time, the “Plan”) of Alphatec Holdings, Inc., a Delaware corporation (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Please read this Grant Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully. If you do not wish to receive this Restricted Stock Unit Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Restricted Stock Unit Award by notifying the Company’s Total Rewards Team no later than 3 months after the Grant Date (as defined below), in which case the Award will be cancelled. Your failure to notify the Company of your rejection of the Restricted Stock Unit Award, within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents.

Participant: Employee Number: Grant Number:	[%%FIRST_NAME%-%] [%%LAST_NAME%-%] [%%EMPLOYEE_IDENTIFIER%-%] [%%OPTION_NUMBER%-%]
Grant Date:	[%%OPTION_DATE,’Month DD, YYYY’%-%]
Number of RSUs:	[%%TOTAL_SHARES_GRANTED%-%]
Vesting Schedule

Except as otherwise provided in the Restricted Stock Unit Agreement and Plan, the RSUs will vest as follows on the applicable date listed below (the “Vesting Date”) (DD-MM-YY):

RSUs

%%SHARES_PERIOD1

%%SHARES_PERIOD2

%%SHARES_PERIOD3

%%SHARES_PERIOD4

%%SHARES_PERIOD5

%%SHARES_PERIOD6

%%SHARES_PERIOD7

%%SHARES_PERIOD8

%%SHARES_PERIOD9

%%SHARES_PERIOD10

%%SHARES_PERIOD11

%%SHARES_PERIOD12

%%SHARES_PERIOD13

VESTING DATE

%%VEST_DATE_PERIOD1,'DD-

%%VEST_DATE_PERIOD2,'DD-

%%VEST_DATE_PERIOD3,'DD-

%%VEST_DATE_PERIOD4,'DD-

%%VEST_DATE_PERIOD5,'DD-

%%VEST_DATE_PERIOD6,'DD-

%%VEST_DATE_PERIOD7,'DD-

%%VEST_DATE_PERIOD8,'DD-

%%VEST_DATE_PERIOD9,'DD-

%%VEST_DATE_PERIOD10,'DD-

%%VEST_DATE_PERIOD11,'DD-

%%VEST_DATE_PERIOD12,'DD-

%%VEST_DATE_PERIOD13,'DD-

%%SHARES_PERIOD14%%SHARES_PERIOD15%%SHARES_PERIOD16	%%VEST_DATE_PERIOD14,'DD- %%VEST_DATE_PERIOD15,'DD- %%VEST_DATE_PERIOD16,'DD-

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2026 Equity Incentive Plan and the terms of this award as set forth above.

Payment of Vested Restricted Stock Units

Any Restricted Stock Units that vest will be paid following the Vesting Date or following such earlier date as provided in the Agreement.

Additional Terms/Acknowledgments: By accepting this Restricted Stock Unit Award, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. The Participant acknowledges receipt of and represents having reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, fully understands all provisions of the Plan, this Grant Notice and the Agreement, and agrees to all of its terms and conditions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant acknowledges that as of the Grant Date, this Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the stock in the Company and supersede all prior oral and written agreements pertaining to this particular Restricted Stock Unit Award.

The Company will furnish Plan materials, including the Plan, the prospectus, the Company’s annual report on Form 10-K and proxy statement and other information provided to the Company’s stockholders to Participant electronically, instead of mailing printed copies of these materials to each person eligible to participate in the Plan. This process is designed to expedite Participant’s receipt of the Plan materials, reduce the costs of printing and distributing these materials, and help conserve natural resources. The Plan materials are available electronically through the Company’s electronic stock plan administration system and also on the Company’s website at https://www.atecspine.com. However, if Participant would prefer to receive printed copies of the Plan materials or information provided to the Company’s stockholders without charge, please contact: Alphatec Holdings, Inc., Attn: Secretary, 1950 Camino Vida Roble, Carlsbad, California 92008, Telephone: (760) 431-9286.

the company: PARTICIPANT:

ALPHAPTEc HOLDINGS, inc.,

a Delaware corporation

By: ________________________________________ __________________________________

Name: _____________________________________ Name: ___________________________

Title:_______________________________________

ALPHATEC HOLDINGS, INC.

2026 equity INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I
GENERAL

a)
Award of RSUs. The Company hereby grants to the Participant an award for the number of RSUs set forth in the Restricted Stock Unit Award Grant Notice (the “Award”) effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested. Participant acknowledges receipt of a copy of the Plan. Pursuant to the Grant Notice and this Restricted Stock Unit Agreement (the “Award Agreement”), including any country-specific terms set forth in the addendum (the “Addendum”) to the Award Agreement (together, the Award Agreement and the Addendum are referred to herein as the “Agreement”), the Company has granted the Participant a number of Restricted Stock Units with respect to the number of shares of the Company’s common stock (“Stock”) specified in the Grant Notice. You must accept or reject this Restricted Stock Unit Award in the manner specified in the Grant Notice.
b)
Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
c)
Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II
VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”). Except as provided in the Grant Notice, in the event the Participant ceases to be employed or providing services for any reason by the Company or by an Affiliate (the “Termination”) prior to a Vesting Date set forth in Restricted Stock Unit Grant Notice, then as of the date of such Termination, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice and been settled, Participant will have no right to any distribution with respect to such RSUs.

2.2 Settlement.

i)
RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the applicable vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
ii)
All distributions shall be made by the Company in the form of whole shares of Common Stock.

iii)
Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

ARTICLE III
TAXATION AND TAX WITHHOLDING

3.1 Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative will have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required by Applicable Law to be withheld in connection with the vesting, exercise or settlement of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs (the “Tax Withholding Obligation”). Subject to Section 9.5 of the Plan, the Company will have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding Obligation, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

(b) Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with Section 9.5 of the Plan, the Company will have the right, but not the obligation, with respect to the Tax Withholding Obligation arising as a result of the vesting or settlement of the RSUs, to treat Participant’s failure to provide timely payment in accordance with Section 9.5 of the Plan as Participant’s election to satisfy the Tax Withholding Obligation by requesting the Company to withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current fair market value not exceeding the amount necessary to satisfy the Tax Withholding Obligation (provided that if Participant is subject to Section 16 of the Exchange Act, any such action by the Company will require the approval of the Administrator) in accordance with Section 9.5 of the Plan.

3.2 Participant Responsibility; No Company Liability. Participant acknowledges that, regardless of any action taken by the Company or any Subsidiary or, if different, the Participating Company that employs the Participant (the “Employer”) with respect to any income tax, social insurance, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to the Participant’s involvement in the Plan and legally applicable to the Participant (collectively, the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company, any Subsidiary or the Employer. Participant further acknowledges that neither the Company nor any Subsidiary or Employer makes any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Award, including, but not limited to, the grant, vesting or payment of the Restricted Stock Unit Award, the issuance of shares of Stock upon payment of the Restricted Stock Unit Award, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends and/or any Dividend Equivalents. The Company, its Subsidiaries and the Employer do not commit to, and are under no obligation to, structure the RSUs or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or to achieve any particular tax result.

3.3 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

ARTICLE IV
OTHER PROVISIONS

4.1 Award Not Transferable; Other Restrictions. Without limiting the generality of any other provision hereof, the Award will be subject to the restrictions on transferability set forth in Section 9.1 of the Plan. Without limiting the generality of any other provision hereof, Participant hereby expressly acknowledges that Section 10.8 (“Lock-Up Period”) and Section 10.13 (“Claw-back Provisions”) of the Plan are expressly incorporated into this Agreement and are applicable to the Shares issued pursuant to this Agreement.

4.2 Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Conformity to Securities Laws. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b 3) that are requirements for the application of such exemptive rule. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended to the extent necessary to conform to such Applicable Laws or any such exemptive rule described in the preceding sentence.

4.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement may be amended by the Company in accordance with Section 9.6 of the Plan.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10 Rights as a Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

4.11 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 Governing Law. The provisions of the Plan and all Awards made thereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

4.14 Section 409A.

(a) Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of: (A) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

4.15 Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement (including any Addendum), and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. In addition, if permitted by the Company, you may electronically accept and acknowledge the Grant Notice and/or this Agreement and/or deliver such documents to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic acknowledgement, acceptance and/or delivery may include but do not necessarily include use of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means specified by the Company. You hereby consent to receive the above-listed documents by electronic delivery and, if permitted by the Company, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, as set forth herein.

4.16 Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit Award shall be subject to any special terms and conditions set forth in any Addendum to this Award Agreement relating to the Participant’s country.

* * * * *

ALPHATEC HOLDINGS, INC.

2026 equity INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

ARTICLE V

Country addendum

The additional terms and conditions set forth below are specifically incorporated into the Restricted Stock Unit Agreement (the “Award Agreement,” together, the award agreement and this addendum are referred to herein as the “Agreement”). These terms and conditions govern the Restricted Stock Units granted to you under the plan if you are working in one of the countries listed below. If you are a citizen or a resident of a country other than the one in which you are currently working and/or residing, are considered a resident of another country for local law purposes, the company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. Due to the complexities of legal, regulatory, and tax issues, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation, or if you have any questions regarding the terms and conditions contained herein.

5.1 ALL NON-U.S. COUNTRIES

(a) Tax Withholding. The following provision supplements Article 3 of the Award Agreement: The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in a Participant’s jurisdiction(s) to the extent permitted under the Plan, in which case, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authority.

(b) Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or Dividend Equivalents received or sale proceeds arising from the sale of shares) in a brokerage or bank account outside the participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult their personal legal advisor for any details.

5.2 AUSTRALIA

(a) Securities Law Notice. This grant of the Restricted Stock Units is being made pursuant to Division 1A Part 7.12 of the Corporations Act 2001 (Cth). If you offer shares of Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on applicable disclosure obligations prior to making any such offer.

(b) Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

(c) Additional Information. The Company undertakes at any time prior to distribution of the Participant’s Award(s) to make available to the Participant without charge and within a reasonable period of their so requesting, a copy of the award documents, which set forth the detailed terms and conditions of the Participant’s Award(s). This information may be obtained by sending a written request to:

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, CA 92008

Attn: General Counsel

Documentation related to the Plan and in relation to any stock unit awards made pursuant to the Plan does not take into account the Participant’s objectives, financial situation or needs. Nothing in the documentation should be taken to constitute financial product advice or a recommendation regarding the Plan. The Participant should consider obtaining their own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice, as well as independent, professional financial and tax advice, based on their individual circumstances, before making any decision to participate in the Plan.

The Company’s shares are listed on Nasdaq. The current market price of the Company’s Common Stock is available at www.nasdaq.com/market-activity/stocks/atec, and the Australian dollar equivalent of that price can be determined by applying the prevailing USD/AUD exchange rate (accessible at http://www.rba.gov.au/statistics/frequency/exchange-rates.html).

There is a risk that stock units, or their cash equivalent, awarded to the Participant under the Plan may fall as well as rise in value through movement of equity markets. Market forces will impact the price of stock units awarded to the Participant, and at their worst, market values of the stock units awarded to the Participant may become zero if adverse market conditions are encountered. As the price of the stock units awarded to the Participant is quoted in U.S. dollars, the value of those stock units, or their cash equivalent, may also be affected by movements in the USD/AUD exchange rate. For additional information related to risks of owning shares of the Company’s Common Stock, please review the Company’s most recent 10-K filing, which can be found at https://investors.alphatecspine.com/sec-filings/default.aspx.

5.3 CANADA

(a) Form of Payment. Due to Canadian tax law, you are prohibited from tendering shares of Stock to pay any Tax-Related Items in connection with the Restricted Stock Units.

(b) Securities Law Notice. Participants are permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of shares of Stock takes place outside Canada through the facilities of a stock exchange on which the shares are listed (i.e., the Nasdaq).

5.4 FRANCE

(a) Tax Qualified Awards. The Award is granted as French-Qualified Restricted Stock Units and is intended to qualify for the specific tax and social security treatment applicable to shares of Stock granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. The French-Qualified Restricted Stock Units are granted subject to the terms and conditions of the 2026 Equity Incentive Plan Sub-Plan for RSU Awards to French Participants (the “French RSU Plan”) and the Plan.

Certain events may affect the status of the Award as French-Qualified Restricted Stock Units and the French-Qualified Restricted Stock Units may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified Restricted Stock Units.

(1)
Dividend Equivalents. Notwithstanding anything to the contrary in Article 4.10 of the Award Agreement, no Dividend Equivalents shall be paid, accrued, or credited with respect to the Award of French-Qualified Restricted Stock Units.
(2)
Restriction on Sale or Transfer of Shares.

(a)
Minimum Settlement Period. Notwithstanding any provision of the Plan or Grant Notice, the first Settlement Date, of the French RSU Plan, for French-Qualified Restricted Stock Units shall not occur until the first anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory period applicable to the French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French

Social Security Code, as amended, to qualify for the specific tax and social security regime under French law.

(b)
Minimum Mandatory Holding Period. Participants may not sell or transfer any shares of Stock issued upon vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares of Stock underlying French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the specific tax and social security regime in France.
(c)
Closed Periods. You may not sell any shares of Stock issued upon vesting of the French-Qualified Restricted Stock Units during certain Closed Periods, to the extent applicable to the shares of Stock underlying the French-Qualified Restricted Stock Units granted by the Company, as described in the French RSU Plan.
(d)
Effect of Termination of Service. Except in the case where your Service terminates due to death or Disability (as defined in the French RSU Plan), the restrictions described in provisions (A), (B) and (C) above will continue to apply even if you are no longer an employee or managing corporate officer of the Company or a French Entity.
(e)
Holding Periods for Managing Corporate Officers. If on the Grant Date, you qualify as a managing corporate officer of the Company under French law (“mandataires sociaux”), you may not sell 20% of the shares of Stock acquired upon vesting of the French-Qualified Restricted Stock Units until the termination of such official capacity, as long as this restriction is applicable to French-Qualified Restricted Stock Units.
(f)
No Transfer of French-Qualified Restricted Stock Units. French-Qualified Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during your lifetime and upon death only in accordance with the French RSU Plan, and only to the extent required by applicable laws (including the provisions of Sections L. 225-197-1 to L. 225-197-6 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended).
(g)
Termination of Service Due to Death. Notwithstanding anything in the Plan or the Award Agreement, in the event your Service terminates due to death prior to the satisfaction of the vesting conditions set forth in the Grant Notice, any French-Qualified Restricted Stock Units that have not vested as of such date may be requested by your legal heirs within six (6) months of the date of death and, if so requested, the shares of Stock subject to the French-Qualified Restricted Stock Units will be issued to your legal heirs.
(3)
Consent to Receive Information in English. By accepting the Restricted Stock Units, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of these documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise.

Vous acceptez les dispositions de ces documents en connaissance de cause.